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                                                                     EXHIBIT 4.5

Confidential treatment requested under 5 U.S.C. Section 552(b)(4) that provides an exemption from public disclosure of confidential financial information.
* indicates omitted material that is the subject of a confidential treatment request that is filed separately with the Commission.

                             1ST TECHNOLOGIES, INC.
                                    WARRANT

NO TRANSFER, SALE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION OF THESE WARRANTS OR THE SHARES OF COMMON STOCK OF THE COMPANY ACQUIRED HEREBY SHALL OCCUR UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (OR, IF APPLICABLE, A SUCCESSOR LAW THERETO) UNLESS AND UNTIL THE COMPANY HAS BEEN PRESENTED WITH SATISFACTORY EVIDENCE THAT THESE WARRANTS OR SUCH SHARES OF COMMON STOCK WILL BE TRANSFERRED IN A TRANSACTION EXEMPT FROM SUCH
REGISTRATION AND UNTIL ANY APPLICABLE CONDITIONS CONTAINED IN THE WARRANT HAVE BEEN FULFILLED. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS HEREOF.

No. V-1

             WARRANT TO PURCHASE UP TO 67,500 SHARES OF COMMON STOCK
                EXERCISABLE COMMENCING 9:00 A.M., SAN DIEGO TIME,
                 ON APRIL 1, 1999, AND ENDING ON THE EARLIER TO
           OCCUR OF (I) 5:00 P.M., SAN DIEGO TIME, ON MARCH 31, 2001
               OR (II) IMMEDIATELY AFTER THE EFFECTIVE DATE OF A
                     PUBLIC OFFERING OF THE COMMON STOCK OF
              1ST NET TECHNOLOGIES, INC.; PROVIDED, HOWEVER, THAT
              THIS WARRANT SHALL NOT EXPIRE BEFORE MARCH 31, 2000

                           1ST NET TECHNOLOGIES, INC.
                         COMMON STOCK PURCHASE WARRANT

[*]

     This Warrant may be exercised at any time and from time to time, in whole or in part, at the option of the Holder, commencing 9:00 a.m., San Diego



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time, on April 1, 1999, until the earlier to occur of (i) 5:00 p.m., San Diego time, March 31, 2001, or (ii) immediately after the effective date of a public offering of the common stock of 1st Net Technologies, Inc.; provided, however, that this Warrant shall not expire before March 31, 2000 (the "Expiration Date"). Upon the purchase of fewer than all of the Warrant Shares, there shall be issued to the Holder a new Warrant exercisable for the number of Warrant Shares for which this Warrant has not been exercised or surrendered as payment. Prior to the Expiration Date, the Holder shall be entitled to exchange this Warrant, without charge, for another Warrant or Warrants exercisable for the same aggregate number of Warrant Shares.

Prior to the Expiration Date, subject to any applicable laws restricting transferability and to any restriction on transferability that may appear on this Warrant, the Holder shall be entitled to transfer this Warrant upon delivery thereof, duly endorsed by the Holder or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, a new Warrant or Warrants exercisable for the same aggregate number of Warrant Shares will be issued by the Company, without charge, in accordance with instructions in the form of assignment.

     This Warrant is issued under and in accordance with that certain Web Site Development, Service and Revenue Sharing Agreement by and between the Company and No Fear, Inc. dated as of April 1, 1999 and, except as otherwise provided in this Warrant, is subject to the terms and provisions contained therein. No fractional shares will be issued upon the exercise of a Warrant. Instead, the Company shall pay the value of such fractional share to the Holder in cash.

     THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND NOT THE LAW PERTAINING TO CHOICE OR CONFLICT OF LAWS, OF THE STATE OF CALIFORNIA.

     In witness whereof, the Company has caused this Warrant to be duly executed.

                                        1ST NET TECHNOLOGIES, INC.,
                                        a Colorado corporation



                                        By: /s/ GREGORY D. WRITER, JR.
                                           -------------------------------------
                                                Gregory D. Writer, Jr.
                                                Chief Executive Officer


                                       2
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                                   ASSIGNMENT

For value received, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant, with respect to the number of shares of Common Stock set forth below:


    Name                           Number of Shares             Taxpayer
of Assignee         Address        of Common Stock         Identification Number
-----------         -------        ---------------         ---------------------










and does hereby irrevocably authorize the Company to make such transfer on the Warrant Register maintained at the principal office of the Company and, if applicable, to issue to the undersigned a Warrant for the portion of such Warrant not so sold, assigned or transferred.

Dated:_____________                _________________________________________
                                        Signature

        (Signature must conform in all respects to name of holder as specified on the face of the Warrant).

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                              ELECTION TO PURCHASE

        The undersigned hereby irrevocably elects to exercise this Warrant to purchase ____ shares of Common Stock, acknowledges that it will not dispose of such shares except in compliance with Section 3(b) of the Warrant Agreement and the Securities Act of 1933, as amended, and requests that Certificates for such shares be issued and delivered as follows:

Issue to:      _____________________________________________________
               (Name)

               _____________________________________________________
               (Address, including Zip Code)

               _____________________________________________________
               (Tax Identification Number)

Deliver to:    _____________________________________________________
               (Name)

               _____________________________________________________
               (Address, including Zip Code)

        In full payment of the aggregate purchase price with respect to the number of shares being purchased upon exercise of this Warrant, the undersigned hereby (check applicable payment method): (i) tenders payment of $_________ by cashier's check payable to the order of 1st Technologies, Inc. or (ii) hereby surrenders to the Company, Warrants to purchase _____ shares of Common Stock. If the Warrant is exercised hereby (and, if applicable, surrendered to purchase shares of Common Stock) so as to purchase fewer than all the shares of Common Stock that may be purchased pursuant to this Warrant, the undersigned requests that a new Warrant representing the number of full shares for which the Warrant has not been exercised or surrendered be issued and delivered as set forth below.

Name of Warrant holder or Assignee:

                             _________________________________
                                    (Please Print)
Address:

_______________________________________________________

_______________________________________________________
Signature                          Dated

        (Signature must conform in all respects to name of holder as specified on the face of the Warrant)